Exhibit 10.2

FOURTH AMENDMENT TO
FIRST AMENDED AND RESTATED WAREHOUSING CREDIT AND SECURITY AGREEMENT

FOURTH AMENDMENT TO FIRST AMENDED AND RESTATED WAREHOUSING CREDIT AND SECURITY AGREEMENT (this "Amendment") dated as of August 9, 2005, between MORTGAGEIT, INC., a New York corporation ("Borrower") and RESIDENTIAL FUNDING CORPORATION, a Delaware corporation ("Lender").

A.	Borrower and Lender have entered into a revolving mortgage warehousing facility with a present Warehousing Commitment Amount of $400,000,000, temporarily increased to $420,000,000, which is evidenced by a Promissory Note dated April 12, 2005 (the "Note"), and by a First Amended and Restated Warehousing Credit and Security Agreement dated as of April 12, 2005 (as the same may have been and may be amended or supplemented, the "Agreement").

B.	Borrower has requested that Lender further increase and extend the temporary increase of the Warehousing Commitment Amount and amend certain other terms of the Agreement, and Lender has agreed to such temporary increase and those certain other amendments, subject to the terms and conditions of this Amendment.

NOW, THEREFORE, the parties to this Amendment agree as follows:

1.	Subject to Borrower's satisfaction of the conditions set forth in Section 12 the effective date of this Amendment is August 9, 2005 ("Effective Date").

2.	Unless otherwise defined in this Amendment, all capitalized terms have the meanings given to those terms in the Agreement. Defined terms may be used in the singular or the plural, as the context requires. The words "include," "includes" and "including" are deemed to be followed by the phrase "without limitation." Unless the context in which it is used otherwise clearly requires, the word "or" has the inclusive meaning represented by the phrase "and/or." References to Sections and Exhibits are to Sections and Exhibits of this Amendment unless otherwise expressly provided.

3.	The Table of Contents of the Agreement is amended and restated in its entirety as set forth in the Table of Contents attached to this Amendment.

4.	Article 7 of the Agreement is amended and restated in its entirety as set forth in Article 7 attached to this Amendment. All references in the Agreement and other Loan Documents to Article 7 (including each and every Section in Article 7) are deemed to refer to the new Article 7.

5.	Article 8 of the Agreement is amended and restated in its entirety as set forth in Article 8 attached to this Amendment. All references in the Agreement and other Loan Documents to Article 8 (including each and every Section in Article 8) are deemed to refer to the new Article 8.

6.	Article 12 of the Agreement is amended and restated in its entirety as set forth in Article 12 attached to this Amendment. All references in the Agreement and other Loan Documents to Article 12 (including each and every Section in Article 12) are deemed to refer to the new Article 12.

7.	Exhibit E-1 to the Agreement is amended and restated in its entirety as set forth in Exhibit E-1 to this Amendment. All references in the Agreement and the other Loan Documents to Exhibit E-1 are deemed to refer to the new Exhibit E-1.

8.	Exhibit E-2 to the Agreement is amended and restated in its entirety as set forth in Exhibit E-2 to this Amendment. All references in the Agreement and the other Loan Documents to Exhibit E-2 are deemed to refer to the new Exhibit E-2.

9.	Exhibit H to the Agreement is amended and restated in its entirety as set forth in Exhibit H to this Amendment. All references in the Agreement and the other Loan Documents to Exhibit H are deemed to refer to the new Exhibit H.

10.	Exhibit I to the Agreement is amended and restated in its entirety as set forth in Exhibit I to this Amendment. All references in the Agreement and the other Loan Documents to Exhibit I are deemed to refer to the new Exhibit I.

11.	The following Events of Default exist under the Agreement

(a)	Borrower failed to comply with the Leverage Ratio for Guarantor covenant set forth in Section 8.11 of the Agreement for the fiscal month ended April 30, 2005.

(b)	Borrower failed to comply with the Liquid Assets for Guarantor covenant set forth in Section 8.13 of the Agreement for the fiscal months ended February 28, 2005 and March 31, 2005.

Failure to comply with these covenants constitute Events of Default pursuant to Section 10.1(b) of the Agreement.

Borrower has requested that Lender waive its rights and remedies with respect to the above-described Events of Default. Lender agrees to waive its rights and remedies with respect to the above-described Events of Default; provided, however, that the waivers are limited to the specific Events of Default described above and are not intended and will not be construed to be a waiver of any future Default or Event of Default of Section 8.11 or Section 8.13 of the Agreement or any existing or future Default or Event of Default under any other provision of the Agreement.

BORROWER IS NOTIFIED THROUGH THIS AMENDMENT THAT LENDER REQUIRES STRICT COMPLIANCE BY BORROWER OF ALL TERMS, CONDITIONS AND PROVISIONS OF THE AGREEMENT AND LOAN DOCUMENTS.

The waivers of Lender under this Amendment may not be construed as establishing a course of conduct on the part of Lender upon which Borrower may rely at any time in the future, and Borrower expressly waives any right to assert any claim to such effect at any time.

12.	Borrower must deliver to Lender (a) two executed copies of this Amendment, (b) the Additional Commitment Fees, and (c) a $500 document production fee.

13.	Borrower represents, warrants and agrees that (a) except as stated in paragraph 11 above, there exists no Default or Event of Default under the Loan Documents, (b) the Loan Documents continue to be the legal, valid and binding agreements and obligations of Borrower, enforceable in accordance with their terms, as modified by this Amendment, (c) Lender is not in default under any of the Loan Documents and Borrower has no offset or defense to its performance or obligations under any of the Loan Documents, (d) except for changes permitted by the terms of the Agreement, Borrower's representations and warranties contained in the Loan Documents are true, accurate and complete in all respects as of the Effective Date and (e) there has been no material adverse change in Borrower's financial condition from the date of the Agreement to the Effective Date.

14.	Except as expressly modified, the Agreement is unchanged and remains in full force and effect, and Borrower ratifies and reaffirms all of its obligations under the Agreement and the other Loan Documents.

15.	This Amendment may be executed in any number of counterparts, each of which will be deemed an original, but all of which shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, Borrower and Lender have caused this Amendment to be duly executed on their behalf by their duly authorized officers as of the day and year above written.

MORTGAGEIT, INC., a New York corporation
By: John R. Cuti
Its: General Counsel and Secretary
RESIDENTIAL FUNDING CORPORATION, a Delaware corporation
By: Jason Gaul
Its: Director